Exhibit 10.5

[Letterhead of Avon Products, Inc.]
EXECUTION VERSION
LETTER WAIVER
Dated as of July 31, 2012
To the banks, financial institutions
and other institutional lenders
(collectively, the “Banks”)
parties to the Credit Agreement
referred to below and to Citibank, N.A.,
as agent (the “Administrative Agent”) for the Banks

Ladies and Gentlemen:
We refer to the Revolving Credit and Competitive Advance Facility Agreement, dated as of November 2, 2010 (the “Credit Agreement”) among the undersigned and you. Capitalized terms not otherwise defined in this Letter Waiver have the same meanings as specified in the Credit Agreement.
As previously disclosed in API's annual report on Form 10-K for the year ended December 31, 2011, in the fourth quarter of 2011, API recorded a non-cash charge of $263 million to adjust good will and indefinite lived intangible assets related to API's Silpada business (the “Silpada Non-cash Charge”). Due to the Silpada Non-cash Charge, as of September 30, 2012, depending upon API's financial result for the third quarter of 2012, API may be unable to comply with the Interest Coverage Ratio covenant set forth in the Credit Agreement. Since it was incurred in the fourth quarter of 2011 and the Interest Coverage Ratio under the Credit Agreement is calculated based on a period of four fiscal quarters ending on the date of determination, the Silpada Non-cash Charge will not be relevant to calculations of the Interest Coverage Ratio for fiscal quarters after the third quarter of 2012.
For purposes of Section 7.02(d) of the Credit Agreement, we hereby request that you waive, and by executing this Letter Waiver you hereby waive, the requirement that we include in the calculation of Interest Coverage Ratio the Silpada Non-cash Charge and permit us, solely for the calculation of the Interest Coverage Ratio as of September 30, 2012, to add back to the consolidated pre-tax income of API and its Consolidated Subsidiaries the Silpada Non-cash Charge.
This Letter Waiver shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Letter Waiver executed by us and the Required Banks.
The Credit Agreement and the Notes, except to the extent of the waiver specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly provided herein, the execution, delivery and effectiveness of this Letter Waiver shall not operate as a waiver of any right, power or remedy of any Bank or the Administrative Agent under the Credit Agreement, or constitute a waiver of any provision of the Credit Agreement.
If you agree to the terms and provisions of this Letter Waiver, please evidence such agreement by executing and returning at least two counterparts of this Letter Waiver to Dovid Duchman, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.

This Letter Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Waiver by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Letter Waiver.
This Letter Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.
Very truly yours,

AVON PRODUCTS, INC.

By:	/s/ Richard J. Valone
Name: Richard J. Valone
Title: Vice President & Treasurer

AVON CAPITAL CORPORATION

By:	/s/ Richard J. Valone
Name: Richard J. Valone
Title: Vice President & Treasurer

Agreed as of the date first above written:

CITIBANK, N.A.,
as Administrative Agent and as a Bank

By: /s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

BANK OF AMERICA, N.A.

By: /s/ J. Casey Cosgrove
Name: J. Casey Cosgrove
Title: Director

JPMORGAN CHASE BANK, N.A.

By: /s/ Tony Yung
Name: Tony Yung
Title: Executive Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By:
Name:
Title:

DEUTCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By: /s/ Alan Vitulich
Name: Alan Vitulich
Title: Vice President

GOLDMAN SACHS BANK USA

By: /s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.

By: /s/ Brendan MacBride
Name: Brendan MacBride
Title: Authorized Signatory

BANCO SANTANDER, S.A., NEW YORK BRANCH

By: /s/ Rita Walz-Cuccioli
Name: Rita Walz-Cuccioli
Title: Executive Director

By: /s/ Terence Corcoran
Name: Terence Corcoran
Title: Senior Vice President

BNP PARIBAS

By: /s/ Simone G. Vinocour McKeever
Name: Simone G. Vinocour McKeever
Title: Managing Director

By: /s/ Angela B. Arnold
Name: Angela B. Arnold
Title: Managing Director

BANCO BILBAO VIZCAYA ARGENTARIA ARIA S.A., NEW YORK BRANCH

By: /s/ Paul A. Rodriguez
Name: Paul A. Rodriguez
Title: Vice President

By: /s/ Nietzche Rodricks
Name: Nietzche Rodricks
Title: Executive Director

THE NORTHERN TRUST COMPANY

By: /s/ Daniel J. Boote
Name: Daniel J. Boote
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title: